Exhibit 99.3

Teleflex Incorporated
Revenue by Segment
Dollars in Millions

	Three Months Ended		% Increase / (Decrease)

	April 2, 2017	March 27, 2016	Constant Currency	Currency	Total

Vascular North America	$79.0	$69.0	14.3%	0.2%	14.5%
Interventional North America	39.9	18.7	112.9%	0.2%	113.1%
Anesthesia North America	48.2	46.0	4.7%	0.2%	4.9%
Surgical North America	46.0	38.9	17.7%	0.3%	18.0%
EMEA	133.6	122.1	13.3%	(3.9%)	9.4%
Asia	50.2	49.2	2.0%	0.1%	2.1%
OEM	43.3	34.0	28.4%	(0.8%)	27.6%
All Other	47.7	47.0	1.8%	(0.4%)	1.4%
Net Revenues	$487.9	$424.9	16.0%	(1.2%)	14.8%

	Three Months Ended		% Increase / (Decrease)

	July 2, 2017	June 26, 2016	Constant Currency	Currency	Total

Vascular North America	$78.8	$74.4	6.1%	(0.2%)	5.9%
Interventional North America	58.3	21.3	174.2%	(0.3%)	173.9%
Anesthesia North America	49.1	49.2	(0.1%)	(0.1%)	(0.2%)
Surgical North America	44.7	43.1	4.0%	(0.3%)	3.7%
EMEA	138.5	131.7	8.3%	(3.2%)	5.1%
Asia	66.0	63.2	6.3%	(1.9%)	4.4%
OEM	45.1	40.3	12.5%	(0.5%)	12.0%
All Other	48.1	50.4	(4.4%)	0.0%	(4.4%)
Net Revenues	$528.6	$473.6	12.9%	(1.3%)	11.6%

Teleflex Incorporated
Revenue by Segment
Dollars in Millions

	Three Months Ended		% Increase / (Decrease)

	October 1, 2017	September 25, 2016	Constant Currency	Currency	Total

Vascular North America	$75.1	$71.5	4.8%	0.2%	5.0%
Interventional North America	60.7	20.2	200.3%	0.4%	200.7%
Anesthesia North America	50.8	48.7	4.3%	0.1%	4.4%
Surgical North America	40.8	41.9	(2.7%)	0.3%	(2.4%)
EMEA	137.0	121.4	7.6%	5.3%	12.9%
Asia	74.2	64.0	14.5%	1.3%	15.8%
OEM	48.6	41.4	16.1%	1.2%	17.3%
All Other	47.5	46.5	1.3%	0.6%	1.9%
Net Revenues	$534.7	$455.6	15.4%	2.0%	17.4%

	Three Months Ended		% Increase / (Decrease)

	December 31, 2017	December 31, 2016	Constant Currency	Currency	Total

Vascular North America	$80.7	$80.3	0.3%	0.2%	0.5%
Interventional North America	61.7	22.2	177.2%	0.4%	177.6%
Anesthesia North America	49.9	54.9	(9.4%)	0.2%	(9.2%)
Surgical North America	43.7	48.3	(9.8%)	0.4%	(9.4%)
EMEA	143.6	135.7	(2.0%)	7.8%	5.8%
Asia	78.8	73.0	4.5%	3.5%	8.0%
OEM	46.0	45.3	(0.1%)	1.4%	1.3%
All Other	90.7	54.2	67.0%	0.6%	67.6%
Net Revenues	$595.1	$513.9	12.6%	3.2%	15.8%

Teleflex Incorporated
Revenue by Segment
Dollars in Millions

	Twelve Months Ended		% Increase / (Decrease)

	December 31, 2017	December 31, 2016	Constant Currency	Currency	Total

Vascular North America	$313.6	$295.2	6.1%	0.1%	6.2%
Interventional North America	220.6	82.4	167.5%	0.1%	167.6%
Anesthesia North America	198.0	198.8	(0.5%)	0.1%	(0.4%)
Surgical North America	175.2	172.2	1.6%	0.1%	1.7%
EMEA	552.7	510.9	6.3%	1.9%	8.2%
Asia	269.2	249.4	7.0%	0.9%	7.9%
OEM	183.0	161.0	13.2%	0.5%	13.7%
All Other	234.0	198.1	18.0%	0.1%	18.1%
Net Revenues	$2,146.3	$1,868.0	14.1%	0.8%	14.9%

	Twelve Months Ended		% Increase / (Decrease)

	December 31, 2016	December 31, 2015	Constant Currency	Currency	Total

Vascular North America	$295.2	$284.1	4.1%	(0.2%)	3.9%
Interventional North America	82.4	75.2	9.8%	(0.2%)	9.6%
Anesthesia North America	198.8	189.2	5.2%	(0.2%)	5.0%
Surgical North America	172.2	161.3	7.1%	(0.3%)	6.8%
EMEA	510.9	514.5	1.1%	(1.8%)	(0.7%)
Asia	249.4	241.7	4.3%	(1.1%)	3.2%
OEM	161.0	149.4	7.8%	0.0%	7.8%
All Other	198.1	194.3	3.2%	(1.3%)	1.9%
Net Revenues	$1,868.0	$1,809.7	4.1%	(0.9%)	3.2%